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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Internet Research Group:

We consent to the inclusion in the registration statement on Form S-4 of Media Metrix, Inc. of our report dated March 16, 2000, relating to the balance sheets of Internet Research Group as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

                                                             /s/ KPMG LLP
                                                             ------------
                                                                 KPMG LLP

Mountain View, California
July 27, 2000